Exhibit 1

                       TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, Boeing Securities-Backed Series 2003-16
*CUSIP:    21988K305        Class     A-1
           21988KAB3        Class     A-2
           21988KAD9        Class     A-3

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending February 15, 2007.

INTEREST ACCOUNT
----------------


Balance as of          August 15, 2006.....                           $0.00
         Scheduled Income received on securities.....           $795,748.13
         Unscheduled Income received on securities.....               $0.00

LESS:
         Distribution to Class A-1 Holders.....                -$781,250.00
         Distribution to Class A-2 Holders.....                 -$14,484.38
         Distribution to Class A-3 Holders.....                      -$0.00
         Distribution to Depositor.....                              -$0.00
         Distribution to Trustee.....                               -$13.75
Balance as of         February 15, 2007.....                          $0.00


PRINCIPAL ACCOUNT
-----------------


Balance as of         August 15, 2006.....                            $0.00
         Scheduled principal payment received on securities.....      $0.00

LESS:
       Distribution to Holders.....                                  -$0.00
Balance as of         February 15, 2007.....                          $0.00


          UNDERLYING SECURITIES HELD AS OF      February 15, 2007

    Principal
     Amount                                 Title of Security
    ---------                               -----------------
    $17,628,000    The Boeing Company, 6.125% Notes due February 15, 2033
                   *CUSIP:        097023AU9

    Principal
     Amount                                  Title of Security
    ---------                                -----------------
     $7,725,000    The Boeing Company, 6.625% Debentures due February 15, 2038
                   *CUSIP:        097023AS4


U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.